UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
 (Amendment No. 1)
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 10, 2021
Date of Report (Date of earliest event reported)
Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	98-0374481
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common shares, $0.0011 par value per share	ACGL	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 5.25% Series E preferred share	ACGLP	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 5.45% Series F preferred share	ACGLO	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 4.55% Series G preferred share	ACGLN	NASDAQ	Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K (the “Form 8-K/A”) amends the Current Report on Form 8‑K filed by Arch Capital Group Ltd. (“ACGL”) on August 16, 2021 (the “Original Form 8-K”). Pursuant to Instruction 2 to Item 5.02, this Form 8-K/A is being filed solely to provide the information required by Item 5.02(d)(3), as such information was not determined and was unavailable at the time of the required filing of the Original Form 8-K. No other changes have been made to the Original Form 8-K.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors.

On September 10, 2021, effective immediately, ACGL’s Board of Directors named Francis Ebong to the Finance, Investment and Risk Committee and the Underwriting Oversight Committee, and named Eileen Mallesch to the Audit Committee and the Underwriting Oversight Committee.On August 16, 2021, Arch Capital Group Ltd. (“ACGL”) announced that Francis Ebong and Eileen Mallesch will be appointed to ACGL's Board of Directors (“Board”), effective August 16, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: September 15, 2021	By:	/s/ François Morin
		Name:	François Morin
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

3